As filed with the Securities and Exchange Commission on October 15, 1999
                         Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             RWD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

              Maryland                                   52-1552720
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

   10480 Little Patuxent Parkway
             Suite 1200
         Columbia, Maryland                                21044
 (Address of principal executive offices)                (Zip Code)

    RWD TECHNOLOGIES, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (formerly known as RWD TECHNOLOGIES, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN)
                              (Full title of plan)

    (Name, address and telephone
    number of agent for service)                         (Copy to:)
          RONALD E. HOLTZ                     HERBERT D. FRERICHS, JR., ESQUIRE
       RWD Technologies, Inc.                      Piper & Marbury L.L.P.
   10480 Little Patuxent Parkway                   36 South Charles Street
             Suite 1200                           Baltimore, Maryland 21201
      Columbia, Maryland 21044                         (410) 539-2530
           (410) 730-4377


                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 Proposed              Proposed
                                             Amount              Maximum                Maximum              Amount of
                                             to be               Offering              Aggregate           Registration
Title of Securities to be Registered       Registered        Price Per Unit (3)     Offering Price (3)         Fee (3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value             300,000 (1)(2)           $7.25               $2,175,000              $604.65
========================================================================================================================

(1) An aggregate of 475,000 shares of Common Stock may be offered or issued pursuant to the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan, 175,000 of which were previously registered on Form S-8 (File No. 333-50199), and 300,000 of which are registered on this Form S-8.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of RWD Technologies, Inc. Common Stock reported on the Nasdaq National Market on October 13, 1999 (i.e., $7.25). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Amended and Restated Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

                           INCORPORATION BY REFERENCE

         In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by RWD Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-50199), with respect to securities offered pursuant to the Company's 1997 Employee Stock Purchase Plan, is hereby incorporated by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
--------       -----------

4.1 RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to the Company's
               Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 5, 1999, File No. 000-22145)

4.2 Articles of Amendment and Restatement of the Charter (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (No. 333-21779), as amended)

4.3 Amended and Restated Bylaws (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (No. 333-21779), as amended)

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1           Consent of Counsel (contained in Exhibit 5.0)

23.2           Consent of Independent Public Accountants (filed herewith)

24.0           Power of Attorney (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 13th day of October, 1999.

                                          RWD TECHNOLOGIES, INC.

                                        By: /s/ Robert W. Deutsch
                                            -------------------------
                                            Robert W. Deutsch
                                            Chairman of the Board and
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 13th day of October, 1999.


                                          RWD TECHNOLOGIES, INC.
                                          AMENDED AND RESTATED
                                          EMPLOYEE STOCK PURCHASE PLAN

                                          By: /s/ Ronald E. Holtz
                                             -----------------------------
                                             Ronald E. Holtz
                                             On behalf of the Compensation
                                                Committee


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                    Title                                       Date
---------                                                    -----                                       ----

/s/ Robert W. Deutsch                   Chief Executive Officer, Chairman of the Board             October 13, 1999
---------------------------------                        and Director
Robert W. Deutsch                                (Principal Executive Officer)

/s/ Ronald E. Holtz                         Vice President, Chief Financial Officer                October 13, 1999
---------------------------------                        and Director
Ronald E. Holtz                          (Principal Financial and Accounting Officer)

         A majority of the Board of Directors (Bruce D. Alexander, John H. Beakes, David J. Deutsch, Robert W. Deutsch, Ronald E. Holtz, Jerry P. Malec, Robert T. O'Connell, Kenneth J. Rebeck, Deborah T. Ung and Jeffrey W. Wendel).

Date:           October 13, 1999             By:  /s/ Robert W. Deutsch
                                                  -----------------------------
                                                  Robert W. Deutsch For himself
                                                     and as Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                   DESCRIPTION
-------                                  -----------

4.1 RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to the Company's
               Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 5, 1999, File No. 000-22145)

4.2 Articles of Amendment and Restatement of the Charter (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (No. 333-21779), as amended)

4.3 Amended and Restated Bylaws (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (No. 333-21779), as amended)

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1           Consent of Counsel (contained in Exhibit 5.0)

23.2           Consent of Independent Public Accountants (filed herewith)

24.0           Power of Attorney (filed herewith)